Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

DARÉ BIOSCIENCE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [*]	Issuance Date: [*], 202_

Daré Bioscience, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), to purchase from the Company, at the Exercise Price (as defined in Section 1(b)) then in effect, at any time or times on or after the Issuance Date, but not after 5:00 p.m., New York time, on the Expiration Date (the “Expiration Time”), up to [*] fully paid non-assessable shares of Common Stock (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date until the Expiration Time, in whole or in part, by (i) delivery of a duly executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) if the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a cashless exercise in accordance with Section 1(d) (a “Cashless Exercise”). The Holder shall not be required to deliver this Warrant in order to effect an exercise hereunder. Delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third Business Day following the date on which the Company has received each of the Exercise Notice and, unless the exercise of this Warrant is being effected on a Cashless Exercise basis, the Aggregate Exercise Price (collectively, the “Exercise Deliverables”), the Company shall deliver an acknowledgment of receipt of the Exercise Deliverables to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date on which the Company has received the Exercise Deliverables (the “Share Delivery Date”), the Company shall cause the Warrant Shares to be issued and shall deliver to the Holder (i) written confirmation that the Warrant Shares have been issued, and (ii) at the election of the Company, a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder, and if such new warrant is delivered, this Warrant shall be deemed cancelled and void. If the Company is then a participant in the Deposit or Withdrawal at Custodian (“DWAC”) system of The Depository Trust Company or its nominee (the “DTC”) and either (A) there is an effective registration statement, or a qualified offering statement, covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) this Warrant is being exercised on a Cashless Exercise basis, then the certificates (or book-entries) for Warrant Shares may be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.00 per one share of Common Stock subject to adjustment as provided herein.

(c) Legend. The Holder acknowledges that each certificate or book-entry evidencing the Warrant Shares acquired upon the exercise of this Warrant may have restrictions upon resale imposed by state and federal securities laws. Each such certificate or book-entry may be stamped or imprinted or accompanied, as and if required, with a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY ONLY BE OFFERED OR SOLD PURSUANT TO EITHER A QUALIFIED OFFERING STATEMENT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(d) Cashless Exercise. If at the time of exercise of this Warrant there is no qualified offering statement (or effective registration statement) covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder, and adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act) is not available, the Holder may elect to receive the number of Warrant Shares issuable upon such exercise in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Warrant Shares to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
	A	=	The Fair Market Value of one share of Common Stock; and
	B	=	The Exercise Price.

For purposes of this Section 1(d), the “Fair Market Value” means the value determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the closing price of the Common Stock (i) on the Trading Day immediately preceding the date of receipt by the Company of the applicable Exercise Notice if such Exercise Notice is (A) received by the Company on a day that is not a Trading Day or (B) received by the Company on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) on the date of receipt by the Company of the applicable Exercise Notice if the date of such receipt is a Trading Day and received by the Company during or after the close of “regular trading hours” on such Trading Day; (b) if the shares of Common Stock are not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX, and if prices for the shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the highest intra-day or closing price on any Trading Day on the Pink Tier on which the shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) during the five Trading Days preceding the date of receipt by the Company of the applicable Exercise Notice; or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

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For purposes of Rule 144(d) promulgated under the Securities Act, assuming the Holder is not an affiliate of the Company (as such term is used for purposes of Rule 144 promulgated under the Securities Act), it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(e) Beneficial Ownership Limitation. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For any reason at any time, upon the written request of the Holder, the Company shall within three (3) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this Section 1(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(f) Limitations on Exercise. Notwithstanding anything to the contrary in this Warrant, in the event that on the Original Issue Date the Conversion Price is less than the Minimum Price, the Company shall not be permitted to issue any shares of Common Stock pursuant to the terms of this Warrant (or any other warrant to purchase shares of Common Stock issued in the Regulation A Offering (all such other warrants, “Other Offering Warrants”)), and the Holder and the holders of Other Offering Warrants shall not have the right to receive any shares of Common Stock pursuant to the terms of this Warrant or of the Other Offering Warrants, to the extent that issuance of such shares of Common Stock would (i) exceed the Exchange Cap or (ii) be issued to an officer, director, employee or consultant of the Company, unless and until the Company has obtained the requisite stockholder approval in accordance with the applicable requirements of the Principal Market to proceed with such issuance (but solely to the extent such approval is required by the rules of the Principal Market). For clarity, in the event that on the Original Issue Date the Conversion Price is equal to or greater than the Minimum Price, the foregoing limitations shall not apply. In addition, notwithstanding anything to the contrary in this Warrant, the Company shall not be permitted to issue any shares of Common Stock pursuant to the terms of this Warrant, and the Holder shall not have the right to receive any shares of Common Stock pursuant to the terms of this Warrant, to the extent that issuance of such shares of Common Stock would exceed the Ownership Cap with respect to Holder, unless and until the Company has obtained the requisite stockholder approval in accordance with the applicable requirements of the Principal Market to proceed with such issuance. The Company shall have sole discretion to determine whether and when to seek stockholder approval to issue shares of Common Stock upon exercise of this Warrant in excess of the foregoing limitations on exercise.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) If, at any time while this Warrant is outstanding, the Company effects one or more (i) forward stock splits, stock dividends, or other increases of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, or makes a distribution to the holders of the outstanding shares of the Common Stock, the number of Warrant Shares shall be proportionately increased and the Exercise Price shall be proportionately decreased; or (ii) reverse stock splits or combines or consolidates, by reclassification or otherwise, the Common Stock outstanding into a lesser number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price shall be proportionately increased. The Company may, in its sole discretion, lower the Exercise Price at any time prior to the Expiration Time for a period of not less than 30 days.

(b) In the event of a capital reorganization or reclassification of the Common Stock, this Warrant will be adjusted so that thereafter the Holder will be entitled to receive upon exercise the same number and kind of securities that the Holder would have received if this Warrant had been exercised before such capital reorganization or reclassification.

3. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. If at any time while this Warrant is outstanding the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire upon exercise of this Warrant, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights per share of Common Stock which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is fixed, the date as of which the record holders of shares of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. If, at any time while this Warrant is outstanding, the Company closes a Fundamental Transaction and the value of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be greater than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Warrant Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of all Warrant Shares for which this Warrant was exercisable as of immediately prior to such closing, net of the Aggregate Exercise Price, as if such Warrant Shares had been issued to the Holder and outstanding as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Common Stock. If, at any time while this Warrant is outstanding, the Company closes a Fundamental Transaction and the value of the consideration received or to be received by holders of the Common Stock in such Fundamental Transaction is or would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be commercially reasonable or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all commercially reasonable action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding.

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5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of the Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as a holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. TRANSFER AND REISSUANCE OF WARRANT.

(a) Transfer of Warrant. Subject to compliance with any applicable securities laws and this Section 6, this Warrant may be offered for sale, sold, transferred or assigned by the Holder without the consent of the Company. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company that the Company may request, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be issued.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, that is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as reflected in the Warrant Register as the absolute owner hereof for all purposes, including for the purpose of any exercise hereof, absent actual notice to the contrary.

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7. NOTICES. The Company shall provide the Holder with written notice of all actions taken by the Company pursuant to this Warrant, including in reasonable detail a description of such action. Whenever notice is required to be given under this Warrant by the Company or Holder, unless otherwise provided herein, such notice shall be given in writing and (a) if delivered within the domestic United States, will be delivered by first-class registered or certified mail, nationally recognized overnight express courier, postage prepaid, or email or (b) if delivered from outside the United States, by an internationally recognized express courier or email, and will be deemed given (i) if delivered by first-class registered or certified mail, three Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by an internationally recognized express courier, two Business Days after so mailed and (iv) if delivered by email, upon delivery (or, if delivered after 5:00 p.m. local time, then on the next Business Day), and will be delivered and addressed as follows:

(a)	if to the Company, to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn.: Chief Executive Officer

Email: ________________

(b)	if to the Holder, to the street and email address in Holder’s subscription agreement to purchase the Units offered by the Company of which this Warrant is a part or to Holder’s address and email address as it shall appear on the Warrant Register at the time such notice is delivered by the Company or at such other address or addresses as may have been furnished by the Holder to the Company in writing expressly for the purpose of updating Holder’s address.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended only with the written consent of the Company and the Holder, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder.

9. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware.

10. CONSTRUCTION; HEADINGS. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the event the Company disputes the Exercise Price or the arithmetic calculation of the Warrant Shares set forth in any Exercise Notice delivered by the Holder, the Company shall notify the Holder thereof within five Business Days of receipt of the Exercise Notice giving rise to such dispute. If the Holder and the Company are unable to resolve the dispute within ten Business Days after the date on which the Company notifies the Holder of the dispute, then the Company shall, within five Business Days after the end of such ten Business Day period, submit the disputed matter to an independent, reputable investment bank selected by the Company or to the Company’s independent registered public accounting firm. The investment bank or the accounting firm, at the Company’s expense, shall review the disputed matter and notify the Company and the Holder of its determination no later than 30 days after the date on which it receives the disputed matter. Such investment bank’s or accounting firm’s determination, as the case may be, shall be binding upon all parties absent demonstrable error.

12. ELECTRONIC SIGNATURES. This Warrant may be executed by the manual or electronic signature of the Company. The Holder and the Company each agrees that the electronic signature of the Company included in this Warrant is intended to authenticate this writing and to have the same force and effect as manual signatures. The agreement herein to use electronic signatures is limited to, and solely for, the purpose of executing this Warrant, and does not extend to any other past, current, or future dealings of the parties.

13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

“Aggregate Exercise Price” shall have the meaning set forth in Section 1(a).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Certificate of Designation” means the Certificate of Designation of the Series A Preferred, as the same may be amended and/or restated from time to time.

“Common Stock” means (i) the Company’s shares of common stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” shall have the meaning set forth in the Preamble.

“DTC” shall have the meaning set forth in Section 1(a).

“DWAC” shall have the meaning set forth in Section 1(a).

“Exchange Cap” shall have the meaning given to such term in the Certificate of Designation.

“Exercise Deliverables” shall have the meaning set forth in Section 1(a).

“Exercise Notice” shall have the meaning set forth in Section 1(a).

“Expiration Date” means the three year anniversary of the Issuance Date, or if such date falls on a day other than a Trading Day, the next date that is a Trading Day.

“Expiration Time” shall have the meaning set forth in the Preamble.

“Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

“Holder” shall have the meaning set forth in the Preamble.

“Minimum Price” shall have the meaning given to such term in the Certificate of Designation.

“Original Issue Date” shall have the meaning given to such term in the Certificate of Designation.

“OTC Markets Group” shall have the meaning set forth in Section 1(d).

“Ownership Cap” means the direct or indirect beneficial ownership by Holder, as determined in accordance with Section 13D of the Exchange Act and the rules and regulations promulgated thereunder, of 19.99% of the total number of shares of Common Stock then outstanding.

“Principal Market” means The Nasdaq Stock Market LLC (or any successor thereto).

“Purchase Rights” shall have the meaning set forth in Section 3(a).

“Regulation A Offering” shall have meaning given to such term in the Certificate of Designation.

“Series A Preferred” means the Company’s Series A Convertible Preferred Stock, $0.01 par value per share.

“Share Delivery Date” shall have the meaning set forth in Section 1(a).

“Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time).

“Transfer Agent” shall have the meaning set forth in Section 1(a).

“Warrant” shall have the meaning set forth in the Preamble.

“Warrant Register” shall have the meaning set forth in Section 6(e).

“Warrant Shares” shall have the meaning set forth in the Preamble.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the Issuance Date set forth above.

DARÉ BIOSCIENCE, INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

DARÉ BIOSCIENCE, INC.

The undersigned registered holder (“Holder”) hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant to Purchase Common Stock (the “Warrant”) issued to Holder with an Issuance Date of __________________________.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise (check applicable box):

[__] Cash Exercise. Holder is paying the Aggregate Exercise Price in cash and has paid $___________________ to the Company in respect of the Aggregate Exercise Price in accordance with the terms of the Warrant.

[__] Cashless Exercise. Holder is electing to exercise the Warrant on a Cashless Exercise basis because at the time of exercise of this Warrant, there is no qualified offering statement (or effective registration statement) covering the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares to, or resale of the Warrant Shares by, Holder, and adequate current public information with respect to the Company (as such phrase is used for purposes of Rule 144 promulgated under the Securities Act) is not available. The number of Warrant Shares issuable upon exercise of this Warrant shall be determined in accordance with the formula set forth in Section 1(d) of the Warrant.

2. Issuance of Warrant Shares (check applicable box):

[__] Holder. The Company shall issue the Warrant Shares in the name of Holder.

[__] Person Other than Holder. The Company shall issue the Warrant Shares in the name specified below:

_______________________________

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in accordance with the terms of the Warrant to the following DWAC Account Number ________________________________, or by physical delivery of a certificate (or, if uncertificated, by providing notice of book-entry) to:

_______________________________

_______________________________

_______________________________

4. Ownership Cap. Holder hereby represents to the Company that, after giving effect to the exercise of the Warrant contemplated hereby, Holder will beneficially own, as determined in accordance with Section 13D of the Exchange Act and the rules and regulations promulgated thereunder, and after giving effect to the beneficial ownership limitation set forth in Section 1(e) of the Warrant, the following number of shares of Common Stock:

_______________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Company’s instructions dated [     ], 202_.

DARÉ BIOSCIENCE, INC.

By:
Name:
Title:

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EXHIBIT B

ASSIGNMENT FORM

DARÉ BIOSCIENCE, INC.

(To assign the foregoing warrant, execute

this form and supply required information, and deliver it to the Company.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [_______] shares underlying the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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